NEWS RELEASE	EXHIBIT 99.1
Visteon announces completion of independent accounting review
•	Results of independent review consistent with preliminary conclusions announced August 1, 2005

•	Restatement of 2004, 2003 and 2002 expected to increase net loss by about 3%, 2% and 4%, respectively

•	Plan to complete updated SEC filings in Fourth Quarter 2005
VAN BUREN TOWNSHIP, Mich., Oct. 21, 2005 — Visteon Corporation (NYSE:VC) today announced that the Audit Committee of its Board of Directors has completed its independent review of the accounting for certain transactions relating to the company’s North American purchasing group.
As previously reported, the Audit Committee — which retained Paul, Weiss, Rifkind, Wharton & Garrison LLP, as outside counsel, who retained Navigant Consulting, as forensic accountants — determined that certain expenses for freight, raw materials and other supplier costs originating in North America were recorded in periods after December 31, 2004, and should have been recorded in prior periods; the company’s management has concurred in that determination. Based on the results of this review, the company concluded that its financial statements for the years ended December 31, 2004, 2003 and 2002 included in its 2004 Form 10-K (and the related 2004 Management Report on Internal Control Over Financial Reporting) should no longer be relied upon, and that restatements will be required for these periods.
The company estimates that the restatements to correct these errors and other identified adjustments will increase Visteon’s previously reported $1.499 billion after-tax net loss for 2004 by $35-40 million, or approximately 3 percent; its previously reported after-tax net loss of $1.207 billion for 2003 by $20-25 million, or approximately 2 percent; and its previously reported after-tax net loss of $368 million for 2002 by $10-15 million, or approximately 4 percent. Visteon is assessing the impact of these corrections and other adjustments on previously announced financial results for 2005 and will include the results of that assessment in the company’s quarterly reports on Form 10-Q for 2005. Visteon plans to complete its review of the proposed adjustments to facilitate the filing of restated quarterly and annual financial results for 2004, 2003 and 2002, to be included in an amended 2004 annual report on Form 10-K and quarterly reports on Form 10-Q for 2005, with the SEC in the fourth quarter of 2005.
Although management has not completed its analysis of the impact of the matters noted on its internal controls over financial reporting, management expects that there are one or more material weaknesses (as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2) as of December 31, 2004, in addition to those previously reported. The Audit Committee’s independent review has also determined that many of the accounting errors resulted principally from improper conduct on the part of two former, non-executive finance employees responsible for the accounting oversight of these matters, and specifically from the periodic setting of accruals for freight expenses at inadequate levels, as well as delays in the processing of freight payments and raw material price increases without adequate consideration of applicable accounting standards.

Contact(s):
Media Inquiries	Investor Inquiries	Visteon Corporation
Jim Fisher	Derek Fiebig	One Village Center Drive
734-710-5557	734-710-5800	Van Buren Twp., Mich., 48111
jfishe89@visteon.com	dfiebig@visteon.com

Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 24 countries and employs approximately 50,000 people.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s North American vehicle production volumes; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our credit agreements; the company’s failure to make timely filings with the SEC; the financial distress of our suppliers; our ability to implement, and realize the anticipated benefits of, restructuring and other cost-reduction initiatives and our successful execution of internal performance plans and other productivity efforts; charges resulting from restructurings, employee reductions, acquisitions or dispositions; our ability to offset or recover significant material surcharges; the effect of pension and other post-employment benefit obligations; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the year-ended December 31, 2004). We assume no obligation to update these forward-looking statements.
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